Filed Pursuant to Rule 424(b)(2)
File No. 333-180728

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated July 22, 2014

PRICING SUPPLEMENT No. 442 dated July     , 2014

(To Product Supplement No. 1 dated May 2, 2012,

Prospectus Supplement dated April 13, 2012

and Prospectus dated April 13, 2012)

Wells Fargo & Company Medium-Term Notes, Series K Equity Linked Securities
Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017
■	Linked to the Russell 2000® Index
■

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Index from its starting level to its ending level. The payment at maturity will reflect the following terms:

■

If the level of the Index increases, you will receive the original offering price plus 125% participation in the upside performance of the Index, subject to a maximum total return at maturity of 30% to 34% (to be determined on the pricing date) of the original offering price

■ If the level of the Index decreases but the decrease is not more than 10%, you will be repaid the original offering price
■

If the level of the Index decreases by more than 10%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the level of the Index in excess of 10%

■	Investors may lose up to 90% of the original offering price
■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue any securities included in the Index for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $964.11 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $958.11 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” herein on page PRS-10 and “Risk Factors” in the accompanying product supplement.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$2.50	$997.50
Total

(1)

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

Investment Description

The Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the Russell 2000® Index (the “Index”) from its starting level to its ending level. The securities provide:

(i)

the possibility of a leveraged return at maturity if the level of the Index increases from its starting level to its ending level, provided that the total return at maturity of the securities will not exceed the maximum total return of 30% to 34% of the original offering price, as determined on the pricing date;

(ii)	repayment of the original offering price if, and only if, the ending level of the Index is not less than the starting level by more than 10%; and

(iii)	exposure to decreases in the level of the Index if and to the extent the ending level is less than the starting level by more than 10%.

If the ending level is less than the starting level by more than 10%, you will receive less, and possibly 90% less, than the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Index is an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market.

You should read this pricing supplement together with product supplement no. 1 dated May 2, 2012, the prospectus supplement dated April 13, 2012 and the prospectus dated April 13, 2012 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product Supplement No. 1 dated May 2, 2012 filed with the SEC on May 2, 2012: http://www.sec.gov/Archives/edgar/data/72971/000119312512204394/d342621d424b2.htm

•	Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012 filed with the SEC on April 13, 2012: http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

“Russell 2000®” is a trademark of Frank Russell Company, doing business as Russell Investment Group (“Russell”), and has been licensed for use by us. The securities, based on the performance of the Russell 2000® Index, are not sponsored, endorsed, sold or promoted by Russell and Russell makes no representation regarding the advisability of investing in the securities.

PRS-2

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

Investment Description (Continued)

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Selected Risk Considerations—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Selected Risk Considerations—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

PRS-3

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

Investment Description (Continued)

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-4

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

Investor Considerations

We have designed the securities for investors who:

■

seek 125% leveraged exposure to the upside performance of the Index if the ending level is greater than the starting level, subject to the maximum total return at maturity of 30% to 34% (to be determined on the pricing date) of the original offering price;

■	desire to limit downside exposure to the Index through the 10% buffer;

■	understand that if the ending level is less than the starting level by more than 10%, they will receive less, and possibly 90% less, than the original offering price per security at maturity;

■	are willing to forgo interest payments on the securities and dividends on securities included in the Index; and

■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	are unwilling to accept the risk that the ending level of the Index may decrease by more than 10% from the starting level;

■

are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	seek uncapped exposure to the upside performance of the Index;

■	seek full return of the original offering price of the securities at stated maturity;

■	seek current income;

■	are unwilling to accept the risk of exposure to the small capitalization segment of the United States equity market;

■	seek exposure to the Index but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

■	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Index generally, or to the exposure to the Index that the securities provide specifically; or

■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-5

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

Terms of the Securities

Market Measure:	Russell 2000® Index

Pricing Date:	July 23, 2014.*

Issue Date:	July 28, 2014.* (T+3)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Redemption Amount:	The “redemption amount” per security will equal:

	•	if the ending level is greater than the starting level: the lesser of:

(i) $1,000 plus:

		$1,000	x	ending level – starting level			x participation rate	; and
starting level

(ii) the capped value;

	•	if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: $1,000; or

	•	if the ending level is less than the threshold level: $1,000 minus

				$1,000	x	threshold level – ending level
starting level

If the ending level is less than the threshold level, you will receive less, and possibly 90% less, than the original offering price of your securities at maturity.

Stated Maturity Date:

July 28, 2017*. If the calculation day is postponed, the stated maturity date will be postponed to the later of (i) July 28, 2017* and (ii) the third business day after the calculation day as postponed.

Starting Level:	, the closing level of the Index on the pricing date.

Closing Level:

The “closing level” of the Index on any trading day means the official closing level of the Index as reported by the index sponsor on such trading day.

For the avoidance of doubt, the level that the calculation agent will use for purposes of determining the closing level on any date will be the official closing level of the “real-time” value published by the index sponsor (which the index sponsor refers to as “RussellTick®”) as disseminated on such date by the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but may change its market data provider at any time without notice.

Ending Level:	The “ending level” will be the closing level of the Index on the calculation day.

Capped Value:

The “capped value” will be determined on the pricing date and will be within the range of 130% to 134% of the original offering price per security ($1,300.00 to $1,340.00 per security). As a result of the capped value, the maximum total return at maturity of the securities will be 30% to 34% of the original offering price.

*

To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-6

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

Terms of the Securities (Continued)

Threshold Level:	, which is equal to 90% of the starting level.

Participation Rate:	125%

Calculation Day:

July 25, 2017*. If such day is not a trading day, the calculation day will be postponed to the next succeeding trading day. The calculation day is also subject to postponement due to the occurrence of a market disruption event.

Calculation Agent:	Wells Fargo Securities, LLC

Material Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities see “United States Federal Tax Considerations” below.

Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers acting as account custodians for investors at the original offering price of the securities less a transaction fee, if any, charged by each account custodian, which may vary but will not exceed $2.50 per security.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to the discount or transaction fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	94986RUK5

PRS-7

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

PRS-8

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

Hypothetical Payout Profile

The following profile is based on a hypothetical capped value of 132% or $1,320.00 per security (the midpoint of the specified range for the capped value), a participation rate of 125% and a threshold level equal to 90% of the starting level. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level, the actual capped value and whether you hold your securities to maturity.

PRS-9

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section in the product supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

•

If The Ending Level Is Less Than The Threshold Level, You Will Receive Less, And Possibly 90% Less, Than The Original Offering Price Of Your Securities At Maturity. If the ending level is less than the threshold level, the redemption amount that you receive at stated maturity will be reduced by an amount equal to the decline in the level of the Index to the extent it is below the threshold level (expressed as a percentage of the starting level). The threshold level is 90% of the starting level. As a result, you may receive less, and possibly 90% less, than the original offering price per security at maturity even if the level of the Index is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

•	No Periodic Interest Will Be Paid On The Securities.

•

Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Index. The opportunity to participate in the possible increases in the level of the Index through an investment in the securities will be limited because the redemption amount will not exceed the capped value. Furthermore, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the capped value is reached.

•

The Securities Are Subject To The Credit Risk Of Wells Fargo. The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in the Index for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

•

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price. The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

•

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers. The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

•

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk consideration. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk consideration change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

PRS-10

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

Selected Risk Considerations (Continued)

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description.”

•

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways. The value of the securities prior to stated maturity will be affected by the then-current level of the Index, then-current interest rates and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities: Index performance; interest rates; volatility of the Index; time remaining to maturity; and dividend yields on the securities included in the Index. In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. Because numerous factors are expected to affect the value of the securities, changes in the level of the Index may not result in a comparable change in the value of the securities.

•

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop. The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

•

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization. The stocks that constitute the Index are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the Index may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

•

The Amount You Receive On The Securities Will Depend Upon The Performance Of The Index And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:

•

Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Index. Your return on the securities will not reflect the return you would realize if you actually owned the securities included in the Index because, among other reasons, the redemption amount will be determined by reference to the ending level of the Index, which will be calculated by reference to the prices of the securities in the Index without taking into consideration the value of dividends paid on those securities.

•	Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.

•	Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

PRS-11

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

Selected Risk Considerations (Continued)

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.

•	We And Our Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

•

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed. The calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the postponed calculation day.

•

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests. You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the ending level of the Index and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred on the scheduled calculation day, which may result in postponement of the calculation day; determining the ending level of the Index if the calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; if the Index is discontinued, selecting a successor index or, if no successor index is available, determining the ending level of the Index; and determining whether to adjust the ending level of the Index on the calculation day in the event of certain changes in or modifications to the Index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

•

The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Selected Risk Considerations—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•

Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the level of the Index. Our affiliates or any dealer participating in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Index or the companies whose securities are included in the Index. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Index or the companies whose securities are included in the Index could adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Index from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Index or the companies whose securities are included in the Index published on or prior to the pricing date could result in an increase in the level of the Index on the pricing date, which would adversely affect investors in the securities by increasing the level at which the Index must close on the calculation day in order for investors in the securities to receive a favorable return.

•

Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Index may adversely affect the level of the Index. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Index, including

PRS-12

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

Selected Risk Considerations (Continued)

making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the Index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•

Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the Index. We expect to hedge our obligations under the securities through one or more hedge counterparties. Our hedge counterparties may include our affiliates or, unless otherwise specified above under “Terms of the Securities—Agent,” any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire securities included in the Index or listed or over-the-counter derivative or synthetic instruments related to the Index or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in any of the securities included in the Index, or derivative or synthetic instruments related to the Index or such securities, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities included in the Index. These hedging activities could potentially adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities.

•

Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the Index. Our affiliates or any participating dealer or its affiliates may engage in trading in the securities included in the Index and other instruments relating to the Index or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities.

•

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any transaction fee, creating a further incentive for the participating dealer to sell the securities to you. Unless otherwise specified above under “Terms of the Securities—Agent,” a participating dealer or any of its affiliates may conduct hedging activities for us in connection with the securities. Any participating dealer or affiliate of a participating dealer that conducts hedging activities for us in connection with the securities will expect to realize a projected profit from such hedging activities. If the section “Terms of the Securities—Agent” above specifies that participating dealers will receive a transaction fee for the sale of the securities to you, this projected hedging profit will be in addition to the transaction fee, creating a further incentive for the participating dealer to sell the securities to you.

•

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-13

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

Hypothetical Returns

The following table illustrates, for a hypothetical capped value of 132% or $1,320.00 per security (the midpoint of the specified range of the capped value) and a range of hypothetical ending levels of the Index:

•	the hypothetical percentage change from the hypothetical starting level to the hypothetical ending level;

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending level	Hypothetical percentage change from the hypothetical starting level to the hypothetical ending level	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
2015.319	75.00%	$1,320.00	32.00%	9.46%
1727.417	50.00%	$1,320.00	32.00%	9.46%
1497.094	30.00%	$1,320.00	32.00%	9.46%
1446.423	25.60%	$1,320.00	32.00%	9.46%
1381.933	20.00%	$1,250.00	25.00%	7.57%
1266.772	10.00%	$1,125.00	12.50%	3.96%
1209.192	5.00%	$1,062.50	6.25%	2.03%
1151.611(2)	0.00%	$1,000.00	0.00%	0.00%
1094.030	-5.00%	$1,000.00	0.00%	0.00%
1036.450	-10.00%	$1,000.00	0.00%	0.00%
1024.934	-11.00%	$990.00	-1.00%	-0.33%
978.869	-15.00%	$950.00	-5.00%	-1.70%
921.289	-20.00%	$900.00	-10.00%	-3.48%
575.806	-50.00%	$600.00	-40.00%	-16.31%
287.903	-75.00%	$350.00	-65.00%	-32.08%
0.000	-100.00%	$100.00	-90.00%	63.69%
(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The hypothetical starting level. The actual starting level will be determined on the pricing date.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual starting level, ending level and capped value.

PRS-14

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations (rounded to two decimal places), reflecting a hypothetical capped value of 132% or $1,320.00 per security (the midpoint of the specified range for the capped value) and assuming hypothetical starting levels and ending levels as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price but less than the capped value:

Hypothetical starting level: 1151.611

Hypothetical ending level: 1381.933

Since the hypothetical ending level is greater than the hypothetical starting level, the redemption amount would equal:

$1,000 +	$1,000 x	1381.933 – 1151.611	x 125%	= $	1,250.00
1151.611

On the stated maturity date you would receive $1,250.00 per security.

Example 2. Redemption amount is equal to the capped value:

Hypothetical starting level: 1151.611

Hypothetical ending level: 1727.417

The redemption amount would be equal to the capped value since the capped value is less than:

$1,000 +	$1,000 x	1727.417 – 1151.611	x 125%	= $	1,625.00
1151.611

On the stated maturity date you would receive $1,320.00 per security.

In addition to limiting your return on the securities, the capped value limits the positive effect of the participation rate. If the ending level is greater than the starting level, you will participate in the performance of the Index at a rate of 125% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending levels that are greater than 125.60% of the starting level (assuming a capped value of 132% or $1,320.00 per security, the midpoint of the specified range for the capped value) since your return on the securities for any ending level greater than 125.60% of the starting level will be limited to the capped value.

Example 3. Redemption amount is equal to the original offering price:

Hypothetical starting level: 1151.611

Hypothetical ending level: 1094.030

Hypothetical threshold level: 1036.450, which is 90% of the hypothetical starting level

Since the hypothetical ending level is less than the hypothetical starting level, but not by more than 10%, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000 per security.

PRS-15

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

Hypothetical Payments at Stated Maturity (Continued)

Example 4. Redemption amount is less than the original offering price:

Hypothetical starting level: 1151.611

Hypothetical ending level: 575.806

Hypothetical threshold level: 1036.450, which is 90% of the hypothetical starting level

Since the hypothetical ending level is less than the hypothetical starting level by more than 10%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$1,000 –	$1,000 x	1036.450 – 575.806	= $600.00
1151.611

On the stated maturity date you would receive $600.00 per security.

To the extent that the starting level, ending level and capped value differ from the values assumed above, the results indicated above would be different.

PRS-16

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

The Russell 2000® Index

The Russell 2000® Index is an equity index designed to reflect the performance of the small capitalization segment of the United States equity market. See “The Russell 2000® Index” in Annex A to the product supplement for additional information about the Russell 2000® Index.

Historical Information

We obtained the closing levels of the Index listed below from Bloomberg Financial Markets (“Bloomberg”) without independent verification. The following graph sets forth daily closing levels of the Index from Bloomberg for the period from January 1, 2004 to July 18, 2014. The closing level of the Index on July 18, 2014 was 1151.611. The historical performance of the Index should not be taken as an indication of the future performance of the Index during the term of the securities.

PRS-17

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

The Russell 2000® Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the Index from Bloomberg for each quarter in the period from January 1, 2004 through June 30, 2014 and for the period from July 1, 2014 to July 18, 2014.

	High	Low	Last
2004
First Quarter	601.500	557.630	590.310
Second Quarter	606.390	535.340	591.520
Third Quarter	582.720	517.100	572.940
Fourth Quarter	654.570	564.880	651.570
2005
First Quarter	644.950	604.530	615.070
Second Quarter	644.190	575.020	639.660
Third Quarter	688.510	643.040	667.800
Fourth Quarter	690.570	621.570	673.220
2006
First Quarter	765.140	684.050	765.140
Second Quarter	781.830	672.720	724.670
Third Quarter	734.479	671.940	725.594
Fourth Quarter	797.732	718.352	787.664
2007
First Quarter	829.438	760.063	800.710
Second Quarter	855.092	803.218	833.699
Third Quarter	855.774	751.544	805.450
Fourth Quarter	845.720	735.066	766.031
2008
First Quarter	753.548	643.966	687.967
Second Quarter	763.266	686.073	689.659
Third Quarter	754.377	657.718	679.583
Fourth Quarter	671.590	385.308	499.453
2009
First Quarter	514.710	343.260	422.748
Second Quarter	531.680	429.158	508.281
Third Quarter	620.695	479.267	604.278
Fourth Quarter	634.072	562.395	625.389
2010
First Quarter	690.303	586.491	678.643
Second Quarter	741.922	609.486	609.486
Third Quarter	677.642	590.034	676.139
Fourth Quarter	792.347	669.450	783.647
2011
First Quarter	843.549	773.184	843.549
Second Quarter	865.291	777.197	827.429
Third Quarter	858.113	643.421	644.156
Fourth Quarter	765.432	609.490	740.916
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.495	769.483	849.350
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1078.409	989.535	1073.786
Fourth Quarter	1163.637	1043.459	1163.637
2014
First Quarter	1208.651	1093.594	1173.038
Second Quarter	1192.964	1095.986	1192.964
July 1, 2014 to July 18, 2014	1208.150	1133.602	1151.611

PRS-18

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

United States Federal Tax Considerations

Prospective investors should note that the discussion under the section called “United States Federal Income Tax Considerations” in the accompanying product supplement does not apply to the securities issued under this pricing supplement and is superseded by the following discussion.

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public, and hold the security as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader in securities subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

We will not attempt to ascertain whether any of the issuers of the underlying stocks of the Russell 2000® Index (the “underlying stocks”) is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any of the issuers of the underlying stocks were so treated, certain adverse U.S. federal income tax consequences might apply to you if you are a non-U.S. holder (as defined below), upon the sale, exchange or other disposition of the securities. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the underlying stocks and consult your tax adviser regarding the possible consequences to you if any of the issuers of the underlying stocks is or becomes a USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or foreign tax laws or the potential application of the Medicare tax on investment income. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Tax Treatment of the Securities

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.

PRS-19

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

United States Federal Tax Considerations (Continued)

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise indicated, the following discussion is based on the treatment of the securities as prepaid derivative contracts that are “open transactions.”

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity.    You should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement as described below.

Sale, Exchange or Retirement of the Securities.    Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be long-term capital gain or loss if at the time of the sale, exchange or retirement you held the securities for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that case, regardless of your method of tax accounting for U.S. federal income tax purposes, you would be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, even though we are not required to make any payment with respect to the securities prior to maturity. In addition, any gain on the sale, exchange or retirement of the securities would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

PRS-20

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

United States Federal Tax Considerations (Continued)

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition and not otherwise a resident of the United States for U.S. federal income tax purposes or (ii) a former citizen or resident of the United States. If you are such a holder or may become such a holder during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Sale, Exchange or Retirement of the Securities.    Subject to the possible application of Section 897 of the Code, and the discussion below regarding FATCA, you generally should not be subject to U.S. federal income or withholding tax in respect of amounts paid to you, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. If you are such a holder and you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments.    If all or any portion of a security were recharacterized as a debt instrument, subject to the possible application of Section 897 of the Code and the discussion below regarding FATCA, any payment made to you with respect to the security generally would not be subject to U.S. federal withholding or income tax, provided that: (i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other U.S. federal income tax treatments of the securities are also possible. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the securities should be subject to U.S. withholding tax. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, you should consult your tax adviser regarding the issues presented by the notice.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if

PRS-21

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017

United States Federal Tax Considerations (Continued)

you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Pursuant to Treasury regulations and guidance from the U.S. Treasury Department, this legislation generally will apply to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) will apply to payments of U.S.-source FDAP income and, if made after December 31, 2016, to payments of gross proceeds of the sale, exchange or retirement of certain financial instruments treated as providing for U.S.-source interest or dividends. If the securities were recharacterized as debt instruments, this legislation would apply to the securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a foreign intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

Prospective investors in the securities should consult their tax advisers regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

PRS-22